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                                                                    EXHIBIT 23.3




                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report on Innovative Valve Technologies, Inc. for the year ended December 31, 1999, dated March 3, 2000 included in Flowserve Corporation's Form 8-K, and to all references to our firm included in Flowserve Corporation's S-4 Registration Statement.



/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Houston, Texas
September 22, 2000